UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 3, 2015

NBTY, Inc.

 (Exact name of registrant as specified in charter)

333-172973

(Commission File Number)

DELAWARE	11-2228617
(State or other jurisdiction	(I.R.S. Employer
of incorporation)	Identification No.)

2100 Smithtown Avenue
Ronkonkoma, New York	11779
(Address of principal executive offices)	(Zip Code)

(631) 567-9500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

On March 3, 2015, NBTY, Inc. (the “Company”) and Nellson Nutraceutical, LLC (“Nellson”) entered into (i) a bar asset purchase agreement, dated as of March 3, 2015 (the “Bar APA”) and (ii) a powder asset purchase agreement, dated as of March 3, 2015 (the “Powder APA” and, together with the Bar APA, the “Agreements”), pursuant to which the Company agreed to sell certain production assets, raw materials, packaging, labeling, in process products, component inventories and contracts (the “Transferred Assets”) associated with the Company’s nutritional bar and powder manufacturing operations (the “Divested Manufacturing Operations”).

The aggregate purchase price for the production assets and transferred contracts is approximately $17 million. The purchase price for the raw materials, packaging, labels, work in process and component inventories to be transferred under each of the Agreements will be equal to the Company’s actual cost for such assets, as estimated by the Company prior to the closing of the transactions, and subject to post-closing adjustments.

The Agreements contain customary representations, warranties and covenants by each party that are subject, in some cases, to specified exceptions and qualifications contained in the Agreements. The covenants include, among others, an agreement by the Company not to engage in certain transactions with respect to the Divested Manufacturing Operations between the execution of the Agreements and the closing of the transactions, except with the written consent of Nellson. Each of the parties is required to use their respective reasonable best efforts to consummate the transactions, including obtaining all necessary consents and authorizations. The Agreements also provide for the allocation of certain employment and benefit plan liabilities related to the Divested Manufacturing Operations and contain certain representations and warranties regarding employment and benefit plan matters.

The completion of the transactions are subject to certain customary closing conditions. The closing of the sale pursuant to the Bar APA is expected to occur during the second half of 2015, and the closing of the sale pursuant to the Powder APA is expected to occur on or around May 1, 2015, in each case subject to the customary closing conditions described above.

Both the Company and Nellson have agreed, following the closing of the transactions, to indemnify the other party for losses arising from certain breaches of the Agreements and for certain other liabilities, subject to certain limitations.

In connection with the transactions, the Company has entered into supply agreements with Nellson, pursuant to which the Company will purchase from Nellson the nutritional bar and powder products it formerly manufactured using the Transferred Assets.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 3, 2015

NBTY, Inc.

By:	/s/ Christopher Brennan
Christopher Brennan
Senior Vice President, General Counsel